Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Galaxy Gaming, Inc., pertaining to the Galaxy Gaming, Inc. Amended and Restated 2014 Equity Incentive Plan, of our report dated March 22, 2024, relating to the consolidated financial statements of Galaxy Gaming, Inc., (the “Company”) , appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

San Diego, California

July 18, 2024